                                                                   Exhibit 24

                                POWER OF ATTORNEY

                       FOR SECTION 16 REPORTING OBLIGATIONS

                                 August 12, 2023

    KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Norma Barnes-Euresti, Gordon Paulson, Stephanie White and
Evelyn Pollard, signing singly, the undersigned's true and lawful attorney-in-
fact to:

        (i)  execute for and on behalf of the undersigned, in the
        undersigned's capacity as an officer and/or director and/or owner of greater than 10% of the outstanding common stock of WK Kellogg Co, a
        Delaware corporation (the "Company"), Forms 3, 4 and 5 (including any amendments, supplements or exhibits thereto) in accordance with Section
        16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

        (ii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 (including any amendments, supplements or exhibits thereto) and timely file such form with the United States
        Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority, including without limitation the filing of a Form
        ID or any other documents necessary or appropriate to enable the undersigned to file the Form 3, 4 and 5 electronically with the SEC;

        (iii)seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Power of Attorney and ratifies any such release of information; and

        (iv) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
        fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

Signed and acknowledged:

/s/ Doug VanDeVelde
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Doug VanDeVelde